QuickLinks -- Click here to rapidly navigate through this document

As filed with the Securities and Exchange Commission on December 12, 2003

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

NICE SYSTEMS LTD.
(Exact Name of Registrant as Specified in Its Charter)

ISRAEL (State or Other Jurisdiction of Incorporation)	N/A (I.R.S. Employer Identification Number)

8 Hapnina Street
P.O. Box 690
43107 Ra'anana
Israel
(Address of Principal Executive Offices) (Zip Code)

NICE SYSTEMS LTD.
2003 STOCK OPTION PLAN
(Full Title of the Plan)

NICE Systems Inc.
301 Route 17 North
10th Floor
Rutherford, New Jersey 07070
(Name and Address of Agent For Service)

(201) 964-2600
(Telephone Number, Including Area Code, of Agent for Service)

Copies to:

David Warburg, Esq.
Brown Raysman Millstein Felder & Steiner LLP
900 Third Avenue
New York, New York 10022

CALCULATION OF REGISTRATION FEE

Title of Securities To Be Registered	Amount To Be Registered(2)	Proposed Maximum Offering Price Per Share(4)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Ordinary Shares, par value NIS 1.00 per share(1)	2,000,000(3)	$22.48	$44,960,000	$3,638.07

(1)
American Depositary Shares ("ADSs"), evidenced by American Depositary Receipts ("ADRs"), issuable upon deposit of Ordinary Shares, par value NIS 1.00 per share, of NICE Systems Ltd. are registered on a separate registration statement. Each ADS represents one Ordinary Share.

(2)
Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement also covers such indeterminate number of Ordinary Shares as may be offered or issued to prevent dilution resulting from stock splits, stock dividends, or similar transactions pursuant to the terms of the NICE Systems Ltd. 2003 Stock Option Plan (the "Plan").

(3)
The Plan permits the grant of options to purchase up to an aggregate of 500,000 Ordinary Shares; provided that this maximum amount shall increase automatically for each calendar year following the 2003 calendar year by the lesser of 300,000 Ordinary Shares or 2% of the total number of outstanding Ordinary Shares as of December 31 of the immediately preceding calendar year.

(4)
The price is estimated pursuant to Rule 457(h) of the Securities Act solely for the purpose of calculating the registration fee and is based upon the average of the high and low prices of the ADRs as quoted on The Nasdaq National Market on December 8, 2003.

EXPLANATORY NOTE

        This Registration Statement on Form S-8 is filed by NICE Systems Ltd. (the "Company") and relates to an additional 2,000,000 ordinary shares, par value NIS 1.00 per share (the "Ordinary Shares"), issuable to participants in the Plan.

        The Company previously registered (i) an aggregate of 500,000 Ordinary Shares for issuance under the Company's 1995 Stock Option Plan under a Registration Statement on Form S-8, as filed with the Securities and Exchange Commission on April 14, 1997 (File No. 333-6784); (ii) an aggregate of 1,309,816 Ordinary Shares for issuance under the Company's 1995 Stock Option Plan under a Registration Statement on Form S-8, as filed with the Securities and Exchange Commission on December 23, 1997 (File No. 333-8146); (iii) an aggregate of 2,190,184 Ordinary Shares for issuance under the Company's 1995 Stock Option Plan under a Registration Statement on Form S-8, as filed with the Securities and Exchange Commission on August 21, 1998 (File No. 333-9350); and (iv) an aggregate of 2,000,000 Ordinary Shares for issuance under the Company's 1995 Stock Option Plan under a Registration Statement on Form S-8, as filed with the Securities and Exchange Commission on April 18, 2000 (File No. 333-11842).

        Pursuant to General Instruction E to Form S-8, this Registration Statement incorporates by reference the contents of the Registration Statements referenced above, except as otherwise set forth herein.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1.    PLAN INFORMATION

        Not required to be filed with this Registration Statement. Pursuant to Rule 428(b)(1) under the Securities Act of 1933, as amended (the "Securities Act"), the Registrant, NICE Systems Ltd., a company organized under the laws of the State of Israel (the "Company"), will provide to the respective participants in the NICE Systems Ltd. 2003 Stock Option Plan (the "Plan") the required information with respect to the Plan.

ITEM 2.    REGISTRANT INFORMATION AND PLAN ANNUAL INFORMATION

        Upon written or oral request by a participant in the Plan, the Registrant will provide without charge any of the documents incorporated by reference in Item 3 of Part II of this Registration Statement (which documents are incorporated by reference into the Section 10(a) prospectus) and any documents required to be delivered to participants pursuant to Rule 428(b) of the Securities Act. All such written or oral requests for documents or information should be directed to NICE Systems Ltd. at 8 Hapnina Street, P.O. Box 690, 43107 Ra'anana, Israel, Attention: Corporate Secretary, telephone: +972-9-775-3777.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE

        The Securities and Exchange Commission (the "Commission") allows us to "incorporate by reference" information into this prospectus. This means that we can disclose important information to you by referring you to another document filed by us with the Commission. Any information referenced this way is considered part of this prospectus, and any information that we file after the date of this prospectus with the Commission will automatically update and supersede this information. We incorporate by reference into this prospectus the following documents:

  (i)
  The Company's Annual Report on Form 20-F for the fiscal year ended December 31, 2002, filed with the Commission on June 26, 2003.

  (ii)
  The Company's Current Reports on Form 6-K filed with the Commission on May 14, 2003; July 30, 2003; October 29, 2003; November 12, 2003; December 3, 2003; December 9, 2003 and December 11, 2003.

  (iii)
  The descriptions of our ADSs, ADRs and our Ordinary Shares contained in the Company's Registration Statement on Form F-3 filed with the Commission on July 16, 1997 and including any subsequent amendment or report filed for the purpose of updating such description.

        In addition, any future filings made by us with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), after the date of this prospectus and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, and any future reports on Form 6-K furnished by us to the Commission during such period or portions thereof that are identified in such forms as being incorporated into this Registration Statement, shall be considered to be incorporated in this Registration Statement by reference and shall be considered a part of this Registration Statement from the date of filing of such documents.

ITEM 4. DESCRIPTION OF SECURITIES

        Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

        Not Applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Exemption of Office Holders

        Under the Israeli Companies Law, as amended (the "Companies Law"), an Israeli company may not exempt an office holder from liability for breach of his duty of loyalty, but may exempt in advance an office holder from liability to the company, in whole or in part, for a breach of his duty of care, provided the articles of association of the company allow it to do so. Our articles of association do not allow us to exempt our office holders to the fullest extent permitted by law.

Office Holder Insurance

        Our articles of association provide that, subject to the provisions of the Companies Law, we may enter into a contract for the insurance of the liability of any of our office holders with respect to:

  •
  a breach of his duty of care to us or to another person,

  •
  a breach of his fiduciary duty to us, provided that the office holder acted in good faith and had reasonable grounds to assume that his act would not prejudice our interests, or

  •
  a financial liability imposed upon him in favor of another person concerning an act performed by him in his capacity as an office holder.

Indemnification of Office Holders

        Our articles of association provide that we may indemnify an office holder against:

  •
  a financial liability imposed on him in favor of another person by any judgment, including a settlement or an arbitrator's award approved by a court concerning an act performed in his capacity as an office holder, and

  •
  reasonable litigation expenses, including attorneys' fees, expended by the office holder or charged to him by a court, in proceedings instituted against him by or on our behalf or by another person, or in a criminal charge from which he was acquitted, or a criminal charge in which he was convicted for a criminal offense that does not require proof of intent, in each case relating to an act performed in his capacity as an office holder.

Limitations on Exemption, Insurance and Indemnification

        The Companies Law provides that a company may not exempt or indemnify an office holder, or enter into an insurance contract, which would provide coverage for any monetary liability incurred as a result of any of the following:

  •
  a breach by the office holder of his duty of loyalty unless, with respect to insurance coverage, the office holder acted in good faith and had a reasonable basis to believe that the act would not prejudice the company,

  •
  a breach by the office holder of his duty of care if the breach was done intentionally or recklessly,

  •
  any act or omission done with the intent to derive an illegal personal benefit, or

  •
  any fine levied against the office holder.

Required Approvals

        In addition, under the Companies Law, any exemption of, indemnification of, or procurement of insurance coverage for, our office holders must be approved by our audit committee and our board of directors and, if the beneficiary is a director, by our shareholders.

        We have a directors and officers liability insurance policy insuring our office holders to the extent permitted by the Companies Law and our articles of association.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED

        Not Applicable.

ITEM 8. EXHIBITS

        The following exhibits are filed with or incorporated by reference into this Registration Statement (numbering corresponds to Exhibit Table in Item 601 of Regulation S-K):

  4.1
  Memorandum of Association of NICE Systems Ltd. (together with an English translation thereof) (previously filed as Exhibit 3.1 to, and incorporated by reference from, NICE's Registration Statement on Form F-1 (Registration No. 333-99640) filed with the Commission on November 21, 1995).

  4.2
  Articles of Association of NICE Systems Ltd. approved by the Annual General Meeting of the Company's shareholders held on December 24, 2002 (previously filed as Exhibit 1.2 to, and incorporated by reference from, NICE's Annual Report on Form 20-F for the fiscal year ended December 31, 2002, filed with the Commission on June 26, 2003).

  4.3
  Form of Share Certificate (previously filed as Exhibit 4.1 to, and incorporated by reference from, NICE's Amendment No. 1 to Registration Statement on Form F-1 (Registration No. 333-99640) filed with the Commission on December 29, 1995).

  4.4
  NICE Systems Ltd. 2003 Stock Option Plan.

  5
  Opinion of Goldfarb, Levy, Eran & Co.

  23.1
  Consent of Kost, Forer & Gabbay, a member of Ernst & Young Global.

  23.2
  Consent of Goldfarb, Levy, Eran & Co. (included in Exhibit 5).

  24
  Power of Attorney (included in signature page of this Registration Statement).

ITEM 9. UNDERTAKINGS

  (a)
  The undersigned Registrant hereby undertakes:

  (1)
  To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

  (i)
  To include any prospectus required by Section 10(a)(3) of the Securities Act;

  (ii)
  To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

  (iii)
  To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

      provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

    (2)
    That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3)
    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  (b)
  The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act), that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (c)
  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Ra'anana, State of Israel, on the 12th day of December, 2003.

NICE SYSTEMS LTD.
By:	/s/ RON GUTLER Ron Gutler Chairman of the Board of Directors

POWER OF ATTORNEY

        Know all men by these present, that each individual whose signature appears below constitutes and appoints Lauri Hanover, Haim Shani, and each of them, his or her true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him or her and in his or her place and stead, in any and all capacities, to sign any all amendments (including post-effective amendments) to this Registration Statement and to file the same will all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby rectifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following person in the capacities and on the dates identified:

Signature			Title	Date

/s/ RON GUTLER Ron Gutler			Chairman of the Board of Directors	December 12, 2003
/s/ JOSEPH ATSMON Joseph Atsmon			Vice-Chairman of the Board of Directors	December 12, 2003
/s/ HAIM SHANI Haim Shani			President and Chief Executive Officer	December 12, 2003
/s/ LAURI HANOVER Lauri Hanover			Chief Financial Officer	December 12, 2003
/s/ RIMON BEN-SHAOUL Rimon Ben-Shaoul			Director	December 12, 2003
/s/ JOSEPH DAUBER Joseph Dauber			Director	December 12, 2003
/s/ DAN FALK Dan Falk			Director	December 12, 2003
/s/ JOHN HUGHES John Hughes			Director	December 12, 2003
/s/ LEORA MERIDOR Leora Meridor			Director	December 12, 2003
/s/ TIMOTHY ROBINSON Timothy Robinson			Director	December 12, 2003

Authorized Representative in the United States:
NICE SYSTEMS INC.
By:	/s/ SHLOMO SHAMIR			December 12, 2003
	Name:	Shlomo Shamir
	Title:	President and Chief Executive Officer

INDEX TO EXHIBITS

EXHIBIT NO.	DESCRIPTION
4.1	Memorandum of Association of NICE Systems Ltd. (together with an English translation thereof) (previously filed as Exhibit 3.1 to, and incorporated by reference from, NICE's Registration Statement on Form F-1 (Registration No. 333-99640) filed with the Commission on November 21, 1995).
4.2
Articles of Association of NICE Systems Ltd. approved by the Annual General Meeting of the Company's shareholders held on December 24, 2002 (previously filed as Exhibit 1.2 to, and incorporated by reference from, NICE's Annual Report on Form 20-F for the fiscal year ended December 31, 2002, filed with the Commission on June 26, 2003).
4.3
Form of Share Certificate (previously filed as Exhibit 4.1 to, and incorporated by reference from, NICE's Amendment No. 1 to Registration Statement on Form F-1 (Registration No. 333-99640) filed with the Commission on December 29, 1995).
4.4	NICE Systems Ltd. 2003 Stock Option Plan.
5	Opinion of Goldfarb, Levy, Eran & Co.
23.1	Consent of Kost, Forer & Gabbay, a member of Ernst & Young Global.
23.2	Consent of Goldfarb, Levy, Eran & Co. (included in Exhibit 5).
24	Power of Attorney (included in signature page of this Registration Statement).

QuickLinks

PART I INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
  ITEM 1. PLAN INFORMATION
  ITEM 2. REGISTRANT INFORMATION AND PLAN ANNUAL INFORMATION
PART II INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
  ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE
  ITEM 4. DESCRIPTION OF SECURITIES
  ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL
  ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS
  ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED
  ITEM 8. EXHIBITS
  ITEM 9. UNDERTAKINGS
SIGNATURES
POWER OF ATTORNEY
INDEX TO EXHIBITS